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                                                                   EXHIBIT 23.5




                           CONSENT OF NOMINEE DIRECTOR


         Pursuant to Rule 438, promulgated under the Securities Act of 1933, as amended, I, Kenneth Bishop, hereby consent to the use of my name and any references to me as a nominee director of Dynamex Inc. (the "Company") in this Registration Statement of the Company.

Dated:  March 25, 1996

                                                         By: /s/ Kenneth Bishop
                                                            -------------------
                                                            Kenneth Bishop